UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2014

Esperion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35986	26-1870780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3891 Ranchero Drive, Suite 150 Ann Arbor, MI	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 887-3903

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

On June 30, 2014, Esperion Therapeutics, Inc. (the “Company”) entered into a loan and security agreement (the “Loan and Security Agreement”) with Oxford Finance LLC (together with its successors and assigns, the “Lender”) pursuant to which the Lender has agreed to lend the Company up to $20.0 million. Upon entering into the Loan and Security Agreement, the Company borrowed $5.0 million from the Lender (“Term Loan A”). Under the terms of the Loan and Security Agreement, the Company may, at its sole discretion, borrow from the Lender up to an additional $15.0 million, at any time on or before March 31, 2015 (“Term Loan B” and together with Term Loan A, the “Term Loans”), in each case subject to the Company’s satisfaction of specified conditions precedent described in the Loan and Security Agreement, including certain clinical study milestones. The proceeds from Term Loan A and any future loans under the Loan and Security Agreement may be used to satisfy the Company’s future working capital needs, potentially including the development of its clinical and preclinical product candidates.

The Company’s obligations under the Loan and Security Agreement are secured by a first priority security interest in substantially all of the assets of the Company, other than intellectual property. The Company has agreed not to pledge or otherwise encumber its intellectual property assets, other than through grants of certain permitted non-exclusive or exclusive licenses or other conveyances of its intellectual property.

The Company is required to pay interest on Term Loan A on a monthly basis through and including August 1, 2015, if Term Loan B has not been borrowed by March 31, 2015, and through and including February 1, 2016, if Term Loan B has been borrowed by March 31, 2015. After August 1, 2015, or February 1, 2016, as applicable, the Company will be required to make payments of outstanding principal and interest on Term Loan A in equal monthly installments through and including August 1, 2018. Payments due under Term Loan B, if borrowed, are interest only, payable monthly, in arrears, through and including February 1, 2016, followed by 30 payments of principal and interest which are payable monthly, in arrears. The interest rate on the Term Loans is fixed at the greater of (i) 6.40% or (ii) the sum of (a) the three month U.S. Dollar LIBOR rate three business days prior to the funding of such Term Loan, plus (b) 6.17%.

The Company has paid the Lender a facility fee of $25,000 due upon funding of Term Loan A and will be required to pay an additional facility fee of $75,000 if Term Loan B has been borrowed by March 31, 2015. Upon the last payment date of the amounts borrowed under the Loan and Security Agreement, whether on the maturity date of one of the Term Loans, on the date of any prepayment or on the date of acceleration in the event of a default, the Company will be required to pay the Lender a final payment fee equal to 8.00% of any of the Term Loans borrowed. In addition, if the Company repays all or a portion of the Term Loans prior to maturity, it will pay the Lender a prepayment fee of 3.00% of the total amount prepaid if the prepayment occurs prior to the first anniversary of the funding of the relevant Term Loan, 2.00% percent of the total amount prepaid if the prepayment occurs between the first and second anniversary of the funding of the relevant Term Loan, and 1.00% percent of the total amount prepaid if the prepayment occurs on or after the second anniversary of the funding of the relevant Term Loan.

The Loan and Security Agreement includes affirmative and restrictive covenants, including: (a) periodic financial reporting requirements; (b) limitations on the incurrence of additional indebtedness; (c) limitations on liens; (d) limitations on certain merger and acquisition transactions; (e) limitations on dispositions of certain assets; (f) limitations on fundamental corporate changes (including changes in control); (g) limitations on investments; (h) limitations on payments and distributions and (i) other customary covenants. Upon the occurrence of an event of default, including payment defaults, breaches of covenants, a material adverse change in the collateral, the Company’s business, operations or condition (financial or otherwise) and certain levies, attachments and other restraints on the Company’s business, the interest rate will be increased by five percentage points and all outstanding obligations will become immediately due and payable.

In connection with entering into the Loan and Security Agreement, the Company issued to the Lender a warrant to purchase 8,230 shares of the Company common stock (the “Warrant”). The Warrant is exercisable, in whole or in part, immediately, and has a per share exercise price of $15.19, which is the volume weighted average closing price of the Company’s common stock on the NASDAQ Global Market for the ten trading days prior to the date of issuance.  The Warrant may be exercised on a cashless basis.  The Warrant will terminate on the earlier of June 30, 2019 and the closing of a merger or consolidation transaction in which the Company is not the surviving entity.  If the Company borrows Term Loan B, upon the funding of such Term Loan, the Company will issue an additional warrant, on substantially the same terms as those contained in the Warrant, to purchase shares of the Company’s common stock determined by dividing 2.5% of the amount of such Term Loan by the volume weighted average price of the Company’s common stock on the NASDAQ Global Market for the ten trading days prior to the funding of such Term Loan.

The descriptions of the Loan and Security Agreement and Warrant contained herein do not purport to be complete and are qualified in their entirety by reference to the Loan and Security Agreement and Warrant, attached hereto as Exhibits 10.1 and 4.1, respectively, and incorporated herein by reference.

Item 2.03.                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Loan and Security Agreement is incorporated by reference into this Item 2.03.

Item 3.02                   Unregistered Sales of Equity Securities

The information set forth in Item 1.01 regarding the Warrant is incorporated by reference into this Item 3.02. The Warrant issued to Oxford was issued in a private transaction made in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Warrant dated June 30, 2014 issued to Oxford Finance LLC.

10.1	Loan and Security Agreement, dated June 30, 2014, by and between the Registrant and Oxford Finance LLC.

*      *       *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2014	Esperion Therapeutics, Inc.

	By:	/s/ Tim M. Mayleben
Tim M. Mayleben
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

4.1	Warrant to Purchase Stock, dated June 30, 2014, issued to Oxford Finance LLC.

10.1	Loan and Security Agreement, dated June 30, 2014, by and between the Registrant and Oxford Finance LLC.